MERRILL LYNCH READY ASSETS, INC.

FILE # 811- 2556

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
11/24/2004	ASIF Global Financing	1,000,000,000	15,000,000	Goldman, Sachs & Co J.P. Morgan Securities Inc Lehman Brothers Inc Merrill Lynch International Morgan Stanley & Co. Incorporated